UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Chevron Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ACTION REQUESTED

Dear Chevron Stockholder,

The Annual Meeting of Stockholders of Chevron Corporation will be held in the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 on May 28, 2008. You are receiving the Notice of the 2008 Annual Meeting and the 2008 Proxy Statement, the 2007 Annual Report and the proxy voting instructions electronically because:

(1)  you have expressly consented to receive Chevron Corporation communications and to vote by proxy through the Internet, or

(2)  you are a Chevron employee who participates in an employee stock plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may represent all your Chevron Corporation shares. However, if you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.  Please carefully read the instructions below before voting.

CHEVRON CORPORATION NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

RECORD DATE: March 31, 2008

MEETING DATE: May 28, 2008

CUSIP NUMBER 166764100

CONTROL NUMBER: [ INSERT CONTROL NUMBER ]

You can enter your voting instructions and view the shareholder material at the following Internet site.  If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/

HOW TO VOTE

If your e-mail software supports it, you will access ProxyVote.com by simply selecting the above link. Once you have accessed the site, you will need your four digit personal identification number (PIN) to proceed:

•                  If you are a stockholder who consented to receive proxy materials electronically, your PIN is the four-digit number you selected at the time of your enrollment.

•                  If you are an employee of Chevron Corporation, the last four digits of your Social Security number constitute your PIN, unless you previously changed it.

•                  If you have forgotten your PIN, please follow the instructions on www.proxyvote.com.

Registered stockholders may vote electronically until 11:59 p.m. (ET) May 27, 2008. Chevron employees who hold shares under an employee stock plan may vote until 11:59 p.m. (ET), May 22, 2008.

To cancel or change your electronic delivery profile, please go to http://www.icsdelivery.com/cvx

While there are no charges for this voting service, there may be costs associated with electronic access, such as charges from Internet access providers and phone companies. These costs will be absorbed by the stockholder.

VOTING RECOMMENDATIONS

Chevron’s Board of Directors recommends that you vote as follows:

FOR: Election of the Director nominees

FOR: Ratification of the independent registered public accounting firm

FOR: Management proposal to amend Chevron’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock

AGAINST: Stockholder proposal to adopt a policy to separate the Chairman/CEO positions

AGAINST: Stockholder proposal to adopt a policy and report on human rights

AGAINST: Stockholder proposal to report on environmental impact of Canadian oil sands operations

AGAINST: Stockholder proposal to adopt goals and report on greenhouse gas emissions

AGAINST: Stockholder proposal to review and report on guidelines for country selection

AGAINST: Stockholder proposal to report on host country laws

Please refer to the 2008 Proxy Statement for detailed information on each of the proposals and the Annual Stockholder’s Meeting.

View the 2008 PROXY STATEMENT:

http://media.corporate-ir.net/media_files/irol/13/130102/reports/proxy2008.pdf

View the 2007 ANNUAL REPORT:

http://media.corporate-ir.net/media_files/irol/13/130102/reports/CVX_AR2007.pdf

To view the documents above, you may need Adobe Acrobat Reader. To download the free software, go to:

http://www.adobe.com/products/acrobat/readstep2.html

Please REPLY to this email if you have any comments or questions about ProxyVote.com.  (Include the original text and subject line of this message for identification purposes.)  AOL users: please highlight the entire message before clicking the reply button.

Chevron Corporation

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.